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CONTACTS:

         Kevin Gregory                      Mark Trinske
         Chief Financial Officer            Vice President, Investor Relations
         (734) 997-4925                     (734) 997-4910
         kevin.gregory@proquest.com         mark.trinske@proquest.com


             PROQUEST SIGNS DEFINITIVE AGREEMENT TO ACQUIRE BIGCHALK

     Becomes Leading Provider of Online Educational Content to K-12 Schools

         ANN ARBOR, Mich., December 18, 2002 -- ProQuest Company (NYSE: PQE), a leading provider of value-added information and content to the library, classroom, automotive and powersports industries, today reported that it has signed a definitive agreement to acquire bigchalk.com, inc. ProQuest is currently a minority investor in bigchalk.

         ProQuest has agreed to pay a net cash amount of approximately $29 million for the majority interest in bigchalk that ProQuest doesn't currently own. Subject to various closing conditions, the company expects the acquisition to close at year-end, and therefore it will have no impact on 2002. For 2003, we expect bigchalk to contribute $22-$25 million in sales and to be accretive for the full year.

         This acquisition furthers a number of strategic initiatives for ProQuest's Information and Learning businesses.

         First, ProQuest becomes the leader in the growing K-12 marketplace. In addition, we are now free to sell our value-added library products, such as Historical Newspapers and Chadwyck-Healey databases, directly to the K-12 libraries. This puts us in a very good position to capture growth as conditions in this market improve.

         Second, bigchalk has established a strong classroom solution that fits nicely into our newly announced Education unit. We believe that our unparalleled content and the e-publishing skills of XanEdu teamed with bigchalk's products create very attractive K-12 classroom solutions.

         Third, bigchalk's interface technology was designed so that K-12 users would find it easy to operate and fun to use. This interface will provide a competitive advantage not only in the K-12 market, but in the public library market as well.

         And finally, ownership of bigchalk will allow us to be more competitive in consortia bids that require a single provider for all levels of education (kindergarten through adult), as well as public libraries.

         bigchalk provides online educational databases and tools to more than 43,000 schools across the country. In 2001 bigchalk's Website received both the Software & Informational Industry Association's (SIIA) Codie Award for Best Educational Web site for Kids, and a Gold Award from Curriculum Administrator Magazine. A detailed overview of bigchalk's offerings is attached.

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ABOUT PROQUEST COMPANY
ProQuest Company (NYSE: PQE) is based in Ann Arbor, Michigan and is a leading provider of value-added information and content to the library/education and automotive/powersports industries. We provide products and services to our customers through two business segments: Information & Learning and Business Solutions. Through our Information & Learning segment, which primarily serves the library and education markets, we aggregate and publish value-added content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts information to the automotive market. It also provides dealers in the powersports (motorcycle, marine, and RV) markets with management systems that enable them to manage their inventory, customer service and other aspects of their businesses.

ABOUT BIGCHALK
bigchalk, the digital learning source for education, harnesses the power of online content to create engaging learning environments that promote student achievement. The company offers up-to-date online reference databases, standards-based digital curriculum and easy-to-use tools for preparing lessons. bigchalk's online reference databases, such as bigchalk Library, facilitate student inquiry and learning. The company's easy-to-use tools for preparing lessons, such as bigchalk Integrated Classroom, help teachers motivate and inspire their students with standards-based content for classroom instruction. And its award-winning Web site - recipient of both the Software & Information Industry Association's (SIIA) coveted Codie Award in the category of Best Educational Web Site for Kids and Gold Award 2001 by Curriculum Administrator magazine - offers a host of educational resources including study activities for students, informational resources for parents, and online lesson plans for teachers.

FORWARD-LOOKING STATEMENTS
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, among other things, the company's ability to complete the acquisition, the company's ability to successfully integrate the two companies and reduce costs, global economic conditions, product demand, financial market performance, and other risks listed under "Risk Factors" in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," "projects," "intends" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. We are under no obligation to update or revise any of these forward-looking statements.

                                       ###

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BIGCHALK OVERVIEW

bigchalk harnesses the power of online content to create engaging learning environments that promote student achievement.

At bigchalk, we know that technology, used appropriately, can help today's learners achieve new levels of knowledge and understanding.

Librarians, students and teachers in more than 43,000 schools across the country receive the resources they need through bigchalk products.

Learn about all of our products below or visit our Library Resources, Teacher Resources and Online Curriculum pages.

LIBRARY RESOURCES

BIGCHALK LIBRARY(TM) -- the ultimate reference resource -- delivers the largest collection of periodical and digital media content designed specifically for K-12 schools. Students use the powerful, yet easy-to-use search interface to find the answers they need from more than 1,200 magazines, newspapers, books, transcripts, maps, images, Web links and audio/video titles.

BIGCHALK LIBRARY ELEMENTARY(TM) -- the ultimate elementary reference resource -- tailors all the media types and search functionality of bigchalk Library for the young reader.

PROQUEST PLATINUM(TM) -- the most advanced research solution -- provides cover-to-cover text and article images from more than 2,000 publications.

OTHER GENERAL REFERENCE RESOURCES:
o bigchalk Library Plus(TM)
o bigchalk Library News & Reference(TM)
o ProQuest Gold(TM)
o ProQuest Silver(TM)
o ELIBRARY CLASSIC(TM)
o eLibrary Elementary(TM)

LIBRARY RESOURCES -- SPECIAL COLLECTIONS

BIGCHALK MULTIMEDIA(TM) -- delivers thousands of pictures, maps, audio and video clips, Web links and transcripts to create a unique, indispensable multimedia reference source for students.

PROQUEST HISTORICAL NEWSPAPERS(TM) -- delivers the complete run of The New York Times -- from 1851 to the present -- offering an unparalleled primary source for the study of historical events, economics and more.

PROQUEST HEALTH(TM) -- delivers health and medical information that's easy to use, read and understand -- all carefully selected by librarians and healthcare professionals.

BIGCHALK LITERATURE ONLINE FOR SCHOOLS(TM) -- delivers full-text works of literature from medieval times to the present. There are also author biographies, contemporary criticisms, reviews and more.

OTHER SPECIAL COLLECTIONS:
o bigchalk Library Spanish(TM)
o ProQuest Career & Technical Education(TM)
o ProQuest AP Science(TM)
o PROQUEST PROFESSIONAL EDUCATION(TM)
o Children's Literature Comprehensive Database(TM)
o DIGITAL NATIONAL SECURITY ARCHIVE(TM)

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TEACHER RESOURCES

BIGCHALK INTEGRATED CLASSROOM(TM) -- provides easy access to relevant, expert-selected supplemental content. Resources for classroom instruction include full-text articles, lesson plans, Web links, media clips and images -- all searchable by grade, subject, textbook or state standard.

BIGCHALK TEACHING & LEARNING SERIES -- courses offering strategies, tools and solutions for successful integration of technology into the curriculum and effective techniques to maximize teacher readiness -- from both teacher-centric and student-centric models.

PROQUEST PROFESSIONAL EDUCATION(TM) -- offers a reference collection of more than 300 full-text titles for K-12 professional development and continuing education standards-based curriculum -- from teacher resources to instructional materials -- structured for core use or supplemental instruction. Information is up to date and organized for ease of use.

ONLINE CURRICULUM

BIGCHALK CLASSMATE(TM) -- delivers an entire standards-based curriculum -- from teacher resources to instructional materials -- structured for core use or supplemental instruction. Information is up to date and organized for ease of use.

o bigchalk ClassMate Earth Science(TM)
o bigchalk ClassMate Language Arts(TM)
o bigchalk ClassMate United States History(TM)

OTHER ONLINE CURRICULUM:
o GET A CLUE(R)
o HOMEROOM(TM)
o THE NORTH STAR VOYAGE(TM)
o SCIENCE BRAINIUM(TM)

FREE WEB RESOURCES

WWW.BIGCHALK.COM -- bigchalk's award-winning Web site -- assembles the best free Internet learning resources for K-12 teachers, parents and students, including:

o HomeworkCentral -- a free directory of educational Web links created especially for students and teachers

o Lesson Plan Archives -- offering more than 10,000 Web-based plans organized by topic and grade level

o Newsletters -- monthly and weekly email newsletters, highlighting the best educational resources on the Internet

o Virtual Field Trips -- interactive modules exploring everything from the life of slaves in colonial America to conservation efforts in the Congo